UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

  August 30, 2022

Date of Report (Date of earliest event reported)

Iris Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40167	85-3901431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor Zephyr House

122 Mary Street, George Town

PO Box 10085

Grand Cayman KY1-1001, Cayman Islands

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 971 4 3966949

Tribe Capital Growth Corp I

2700 19th Street

San Francisco, CA 94110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value and one-fourth of one Redeemable Warrant	IRAAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001	IRAA	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock, $11.50 per share	IRAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 30, 2022, Iris Acquisition Corp (f/k/a Tribe Capital Growth Corp I) (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the previously disclosed resignation of Henry Ward from the Company’s Board of Directors (the “Board”) (as described in Item 5.02 of the Current Report on Form 8-K filed on July 27, 2022) resulted in noncompliance with the audit committee requirements set forth in Nasdaq Listing Rule 5605. More specifically, when the notice was issued, the Board’s Audit Committee did not have at least three members, each of whom is independent and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as required by Nasdaq Listing Rule 5605(c)(2)(A). The Notice states that, consistent with Nasdaq Listing Rules 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or July 26, 2023, or (ii) if the next annual shareholders’ meeting is held before January 23, 2023, then the Company must evidence compliance no later than January 23, 2023.

On August 30, 2022, the Company appointed Manish Shah to serve as an independent director and a member of its Audit Committee. As a result, the Company is in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) at the time of this filing. Currently, the Board has three independent members and one non-independent member, and the Audit Committee consists of the three independent members.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, the Company’s Board appointed Manish Shah to serve as a director. Mr. Shah has been determined by the Board to be an independent director under the listing rules of the Nasdaq Stock Market. Mr. Shah will serve until Iris’s next annual meeting of stockholders when he is expected to stand for election by a vote of the Company’s stockholders. Mr. Shah has also been appointed to the Audit Committee and Compensation Committee of the Board.

Mr. Shah has a multi-decade career as an investor, operator and banker, including experience at Morgan Stanley and Bear Stearns’ Technology investment banking groups and as a senior executive of a Nasdaq listed optical networking company. Since leaving Bear Stearns in 2006, he has invested his family’s capital in real estate and to sponsor a private investment platform, The London Fund, for growth companies, is a Senior Managing Director at Palladius Capital Management, a real estate asset management company, and is a Principal at Two Kings Mgmt LLC, a family office. Manish graduated from Yale University and Harvard University Law School. He has served as a founding board member for Yale's Jackson School for Global Affairs and a member of Harvard's Alumni Real Estate Board.

Mr. Shah will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors.

In connection with the appointment, the Company and Mr. Shah will enter into a deed of indemnity, the form of which was filed with the SEC on February 5, 2021, as Exhibit 10.6 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated February 5, 2021.

There are no arrangements or understandings pursuant to which Manish Shah was selected as a director. Mr. Shah does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2022

IRIS ACQUISITION CORP

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer